FingerMotion Responds to Short Seller Report

SINGAPORE / ACCESSWIRE / October 4, 2023 / FingerMotion, Inc. (NASDAQ:FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, today issued the following statement in response to the short seller report issued by Capybara Research (the “Capybara Report”), a short selling research firm, on October 3, 2023.

Based on the review by the Company’s management team, we believe that the Capybara Report contain many errors, unsupported speculations and inaccurate interpretations of events. The Company’s management, together with its Board of Directors, intends to further review and examine the allegations and misinformation therein and will take whatever necessary and appropriate actions may be required to protect the interest of its shareholders. The Company is already in the process of identifying and engaging experts who can assist it in identifying the perpetrators behind this coordinated action.

The Company endeavors to provide full and accurate disclosure to investors and rebut any false claims that attempt to impair market confidence in FingerMotion’s business, operations and financial statements. The Company is committed to maintaining the highest standards of corporate governance, as well as transparent and timely disclosure in compliance with the applicable rules and regulations of the United States Securities and Exchange Commission and the Nasdaq rules.

Furthermore, the Company recently filed the Form S-3 registration statement which was declared effective by the SEC on September 29, 2023. The Form S-3 is an unallocated universal shelf registration statement for $300 million of securities of FingerMotion of which only $25 million has been allocated to an at-the-market offering. The Company is aware that any fund raising at current levels would be entirely too dilutive to the shareholders and the Form S-3 is in place to enable thoughtful access to capital should the need arise. The Company has no current plans in place to utilize the ATM but has made the allocation in the best interests of its shareholders given the prolonged uncertainty and volatility in the capital markets.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

For further information e-mail: info@fingermotion.com

718-269-3366

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. We have based these forward-looking statements on our current expectations about future events or performance, including expected revenues. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to our securities.